UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2022
Stratus Properties Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37716	72-1211572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

212 Lavaca St., Suite 300
Austin	Texas	78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (512) 478-5788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	STRS	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(e) On March 24, 2022, the board of directors of Stratus Properties Inc. (Stratus) approved a new Severance and Change of Control Agreement (collectively, the Agreements) with each of William H. Armstrong III, Chairman of the Board, President and Chief Executive Officer, and Erin D. Pickens, Senior Vice President and Chief Financial Officer (collectively, the Executives). The Agreements take effect April 1, 2022, following the expiration of the current severance and change of control agreements entered into between Stratus and the Executives dated April 1, 2019, which agreements expire on March 31, 2022. The Agreements shall continue in effect through March 31, 2025 and are materially consistent with the terms of the prior agreements, entitling the Executives to receive benefits in the event of a termination of employment under certain circumstances prior to or following a change of control of Stratus during the term of the Agreements. The following summary of the Agreement is qualified in its entirety by reference to such agreements, copies of which will be attached as exhibits to Stratus’ Annual Report on Form 10-K for the year ended December 31, 2021.

Under each Agreement, if Stratus terminates the Executive without cause or the Executive voluntarily terminates his or her employment for good reason (as such terms are defined in the Agreement) during the term of the Agreement and prior to a change of control, the Executive will receive a lump-sum cash payment equal to the sum of his or her prorated bonus for the year of termination plus the sum of (a) the Executive's base salary in effect at the time of termination and (b) the average annual bonus awarded to the Executive for the three fiscal years immediately preceding the termination date. In addition, (a) Stratus shall continue to provide insurance and welfare benefits to the Executive until the earlier of (1) December 31 of the first calendar year following the calendar year of the termination or (2) the date the Executive accepts new employment.

Additionally, if Stratus or its successor terminates the Executive during the three-year period following a change of control, other than by reason of death, disability or cause, or the Executive voluntarily terminates his or her employment for good reason (as such terms are defined in the Agreement), the Executive will receive a lump-sum cash payment equal to the sum of his or her prorated bonus for the year of termination plus 2.99 times the sum of (a) the Executive's base salary in effect at the time of termination and (b) the highest annual bonus awarded to the Executive for the three fiscal years immediately preceding the termination date. In addition, Stratus shall continue to provide insurance and welfare benefits to the Executive until the earlier of (a) December 31 of the first calendar year following the calendar year of the termination or (b) the date the Executive accepts new employment. If any part of the payments or benefits received by the Executive in connection with a termination following a change of control constitutes an excess parachute payment under Section 4999 of the Internal Revenue Code, the Executive will receive the greater of (1) the amount of such payments and benefits reduced so that none of the amount constitutes an excess parachute payment, net of income taxes, or (2) the amount of such payments and benefits, net of income taxes and net of excise taxes under Section 4999 of the Internal Revenue Code.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Properties Inc.

By: /s/ Erin D. Pickens
Erin D. Pickens
Senior Vice President and
Chief Financial Officer
(authorized signatory and
Principal Financial Officer)

Date: March 25, 2022